W. Townsend Ziebold.  Jr.
Managing Director



                                            Wasserstein Perella & Co., Inc.
                                            31 West 52nd Street
WASSERSTEIN                                 New York, New, York 10019
PERELLA & CO                                Telephone 212-969-2690
                                            Fax 2l2-969-7879



August 15, 1996


Alliance Entertainment Corp.
110 East 59th Street
New York, NY 10022

Attention:    Joseph J. Bianco
              Anil K. Narang

Gentlemen:

     This letter confirms our understanding that Wasserstein Perella & Co., Inc. ("WP&Co.") has been engaged as a financial and strategic advisor to Alliance Entertainment Corp. (the "Company") to provide certain financial advisory and investment banking services to the Company. References herein to the "Company" include affiliates of the Company and any entity that the Company or any of its affiliates may form to pursue any of the transactions contemplated hereby. If appropriate in connection with performing its services hereunder, WP&Co. may utilize the services of one or more of its affiliates, including Wasserstein Perella Securities, Inc., in which case references herein to WP&Co. shall include such affiliates.

     1 . WP&Co., in its capacity as financial advisor to the Company, will perform such of the following financial and strategic advisory and investment banking services as the Company may reasonably request:

(a) WP&Co. will meet with the Company's management and familiarize itself to the extent it reasonably deems necessary, appropriate and feasible with the business, operations, properties, financial condition and prospects of the Company in order to better determine ways in which WP&Co. can facilitate the Company's financial and strategic objectives. The Company agrees to cause the chief executive officer and each co-chairman to meet with WP&Co. at least once every quarter on an agreed date to discuss among other things the financial condition and business plan of the Company and any significant recent developments;

     (b) WP&Co. will advise and assist the Company at the Company's request in identifying and/or evaluating various financial alternatives that may be available to the Company to enhance shareholder values, including, without limitation, a public or private sale of equity or debt securities of the Company or such other form of financial transaction that WP&Co., after completing the familiarization process provided for in subparagraph l(a) hereof, believes may be of possible interest to the Company (each a "Financial Transaction"), it being understood and agreed that nothing contained herein shall constitute a commitment by WP&Co. to underwrite, place or purchase any securities;

     (c) WP&Co. will advise and assist the Company at the Company's request in identifying and/or evaluating various non-financial strategic alternatives that may be available to the Company to enhance shareholder value, including, without limitation, an acquisition of all or a significant portion of the assets or equity securities of another corporation or other business entity, a merger or consolidation or other business combination involving the Company and one or more third parties, a sale (whether or not the proposal therefor is solicited or unsolicited) of the Company or a significant portion of its equity securities, assets or businesses to one or more third parties, a recapitalization or restructuring of the Company (including through spin-offs, split-offs, repurchases by the Company of its equity or other securities, an extraordinary dividend or any similar transaction), a liquidation of the Company, a material joint venture, a strategic alliance or such other form of transaction that WP&Co., after completing the familiarization process provided for in subparagraph l(a) hereof, believes may be of possible interest to the Company (each a "Strategic Transaction");

     (d) If the Company determines in the ordinary course of business that it will utilize a financial advisor to consider or undertake one or more Financial and/or Strategic Transactions, WP&Co. will, subject to the provisions of this agreement, advise and assist the Company with respect thereto;

     (e) The Company agrees that, in the event it retains a financial advisor in connection with any such matter, WP&Co. shall serve as the Company's exclusive financial advisor with respect to matters relating to takeover defense; and

     (f) WP&Co. will render such other financial advisory and investment banking services as may from time to time be agreed upon by WP&Co. and the Company.

     If the Company requests services hereunder, the Company shall make available to WP&Co. all information concerning the business, assets, the operations, financial condition and prospects of the Company that WP&Co. reasonably requests in connection with the services to be performed for the Company hereunder, and shall provide WP&Co. with reasonable access to the Company's officers, directors, employees, independent accountants and other advisors and agents as WP&Co. shall deem appropriate.

2. WP&Co.'s compensation for services rendered under this engagement will include the following cash fees:

     (a) An annual retainer fee of $150,000, the first two annual payments of which are due and shall be paid by the Company upon the execution of this agreement, and subsequent payments of which shall be due and paid by the Company in advance on each subsequent annual anniversary (beginning on the second anniversary) of the date of this agreement during the term of this agreement. The initial retainer fee of $300,000 payable to WP&Co. pursuant to this subparagraph 2(a) shall be non-refundable. Half of the annual retainer fee either paid as of the date of this agreement or payable in any future year shall be credited against any fees paid by the Company to WP&Co. pursuant to paragraphs 2(b), 2(c), and 2(d) below during the year in respect of which such retainer fee is paid.

     (b) In connection with any Financial Transaction, financing fees, customary under the circumstances, the precise amounts of which shall be agreed upon by the Company and WP&Co. It is understood and agreed that in the event that the Company determines to engage in any Financial Transaction for which it will engage a financial advisor, WP&Co shall be offered the right, but shall not be obligated, to act as: (i) co-manager with respect to a public offering of the Company's equity securities, unless the chief executive officer of the Company shall reasonably determine in good faith that the appointment of WP&Co. as a co-manager would have a material adverse effect on the ability of the Company to obtain or retain analyst coverage from one or more nationally recognized investment banks, (ii) sole, or at WP&Co.'s option, lead agent of any private placement of the Company's equity securities, and (iii) co-manager of any public offering or private placement of the Company's debt securities.

     (c) In connection with any Strategic Transaction involving substantially all of the capital stock or assets of the Company, a transaction fee based on Aggregate Consideration (as hereafter defined) calculated as follows: (i) 1.5% of the first $250 million of Aggregate Consideration, plus (ii) 1.0% of the Aggregate Consideration, if any, between $250 million and $500 million, plus
(iii) 0.75% of the Aggregate Consideration, if any, between $500 million and $1 billion, plus (iv) 0.5% of the Aggregate Consideration, if any, in excess of $1 billion provided, however, that the minimum transaction fee payable pursuant to this subparagraph 2(c) shall be $3.0 million. It is understood and agreed that in the event that the Company determines to engage in any Strategic Transaction for which it will engage a financial advisor, WP&Co. shall be offered the right, but shall not be obligated, to act as the Company's exclusive financial advisor in connection with such Strategic Transaction. In the event the board of directors of the Company determines that a fairness opinion is required from a non-affiliated, third party nationally recognized investment bank, WP&Co. will pay for the fee for such opinion, provided that the Company pays for the first $50,000 of such opinion and provided that WP&Co. and the Company mutually participate in the retention of such third party investment bank.

     For purposes of this subparagraph 2(c), the term Aggregate Consideration shall mean the total amount of cash and the fair market value (on the date of payment) of all other property paid or payable, directly or indirectly, by the acquiring party (the "Acquiror") to the acquired party or the seller of the acquired business (in either case, the "Acquired"), or for securities of the Acquired, or by the Acquired to the Acquired's equity security holders, in connection with a Strategic Transaction or a transaction related thereto (including, without limitation, amounts paid by the Acquiror (A) pursuant to covenants not to compete, employment contracts, employee benefit plans or other similar arrangements of the Acquired and (B) to holders of any warrants, stock purchase rights, convertible securities or similar rights of the Acquired and to holders of any options or stock appreciation rights issued by the Acquired, whether or not vested). Aggregate Consideration shall also include the value of any long-term liabilities (including the short-term portion thereof) of the Acquired (including the principal amount of any indebtedness for borrowed money) indirectly or directly assumed or acquired by the Acquiror, or otherwise repaid or retired, in connection with or in anticipation of a Strategic Transaction. In the event of a Strategic Transaction that takes the form of a recapitalization or restructuring of the Company (including, without limitation, through negotiated repurchases of its securities, an issuer tender offer, an extraordinary dividend, a spin-off, split-off or similar transaction), Aggregate Consideration shall also include the fair market value of (i) the equity securities of the Company retained by the Company's security holders following such transaction and (ii) any cash, securities (including securities of subsidiaries) or other consideration received by the Company's security holders in exchange for or in respect of securities of the Company in connection with such transaction (all such cash, securities or other consideration received by such security holders being deemed to have been paid to such security holders in such transaction). If a Strategic Transaction takes the form of a purchase of assets, Aggregate Consideration shall also include (i) the value of any current assets not purchased, minus (ii) the value of any current liabilities not assumed by the Acquiror. In the event that any part of the consideration in connection with any Strategic Transaction will be payable (whether in one payment or a series of two or more payments) at any time following the consummation thereof, the term Aggregate Consideration shall include the present value of such future payment or payments, agreed upon in good faith between the Company and WP&Co.

     (d) In connection with any Strategic Transaction that does not involve substantially all of the assets or capital stock of the Company and in which the Company would retain a financial advisor, the Company and WP&Co. shall in good faith negotiate a fee that would be customary for such a transaction.

     (e) Financing and/or transaction fees payable to WP&Co. pursuant to subparagraphs 2(b), 2(c), and 2(d) above shall be contingent upon the consummation of the relevant transaction and payable on the closing date thereof.

     3. In addition to any fees payable by the Company to WP&Co. hereunder, the Company shall, whether or not any Financial Transaction or Strategic Transaction shall be proposed or consummated, reimburse WP&Co. on a monthly basis for its travel and other reasonable out-of-pocket expenses (including all reasonable fees, disbursements and other charges of counsel to be retained by WP&Co., and of other consultants and advisors retained by WP&Co. with the Company's consent) incurred in connection with, or arising out of WP&Co.'s activities under or contemplated by this engagement; provided that the Company shall not be required to pay any such expenses in excess of an amount set forth in a budget agreed to by WP&Co. and the Company in connection with any specific assignment for which WP&Co is engaged. The Company shall also reimburse WP&Co., at such times as WP&Co. shall request, for any sales, use or similar taxes (including additions to such taxes, if any) arising in connection with any matter referred to or contemplated by, this engagement. Such reimbursements shall be made promptly upon submission by WP&Co. of statements for such expenses.

     4. The Company recognizes and confirms that, in advising the Company and in completing its engagement hereunder, WP&Co. will be using and relying on publicly available information and on data, material, and other information furnished to WP&Co. by the Company and other parties. It is understood that in performing under this engagement WP&Co. may assume and rely upon the accuracy and completeness of, and is not assuming any responsibility for independent verification of, such publicly available information and the other information so furnished.

     5. The Company and WP&Co. have entered into a separate letter agreement, dated the date hereof and attached hereto, providing for the indemnification by the Company of WP&Co. and certain related persons. Such indemnification agreement is an integral part of this agreement and the terms thereof are incorporated by reference herein. As stated therein, such indemnification agreement shall survive any termination or completion of WP&Co.'s engagement hereunder.

     6. This agreement and WP&Co.'s engagement hereunder may be terminated by either the Company or WP&Co. at any time effective after August 15, 1999 upon thirty days' prior written notice thereof to the other party; provided, however, that (a) termination of WP&Co.'s engagement hereunder shall not affect the Company's continuing obligation to indemnify WP&Co. and certain related persons as provided in the separate letter agreement referred to above and its continuing obligation under paragraph 7 hereof, (b) notwithstanding any such termination, WP&Co. shall be entitled to (i) the full annual retainer fees in the amounts and at the times provided for in paragraph 2(a) hereof, and (ii) the full financing and/or transaction fees agreed upon pursuant to or provided for in paragraphs 2(b) and 2(c) hereof in the event that at any time prior to the expiration six months following such termination, any Financial Transaction and/or any Strategic Trans be, is consummated; and (c) termination of WP&Co.'s engagement he the Company's obligation to reimburse the expenses accruing prior to extent provided for herein.

     7. WP&Co. has been retained under this agreement as an independent contractor with duties owed solely to the Company. The advice (oral or written) rendered by WP&Co. pursuant to this agreement is intended solely for the benefit and use of the Board of Directors of the Company in considering the matters to which this agreement relates, and the Company agrees that such advice may not be relied upon by any other person, used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to WP&Co. be made by the Company without the prior written consent of WP&Co.

     8. The Company agrees that WP&Co. shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided that WP&Co. will submit a copy of any such advertisement to the Company for its approval, which approval shall not be unreasonably withheld or delayed.

     9. This agreement shall be deemed made in New York. This agreement and all controversies arising from or relating to performance under this agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state's rules concerning conflicts of laws. The Company hereby irrevocably consents to personal jurisdiction in any court of the State of New York or any Federal court sitting in the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this agreement or any of the agreements or transactions contemplated hereby, which is brought by or against the Company, hereby waives any objection to venue with respect thereto, and hereby agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The Company hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its address set forth above, such service to become effective ten (10) days after such mailing. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT OR CONDUCT IN CONNECTION WITH THIS ENGAGEMENT IS HEREBY WAIVED.

     10. This agreement may be executed in counterparts, each of which together shall be considered a single document. This agreement shall be binding upon WP&Co. and the Company and their respective successors and assigns. This agreement is not intended to confer any rights upon any shareholder, owner or partner of the Company, or any other person not a party hereto other than the indemnified persons referenced in the indemnification agreement referred to above.

     11. It is understood and agreed that WP&Co. and its affiliates may from time to time make a market in, have a long or short position in, buy and sell or otherwise effect transactions for customer accounts and for their own accounts in the securities of, or perform investment banking or other services for, the Company and other entities which are or may be the subject of the engagement contemplated by this agreement. It is further understood that neither WP&Co. or any of its affiliates will use any information obtained in connection with its services provided pursuant to this agreement (unless such information is publicly available or generally known) in conducting any of the activities described in this paragraph.

     12. Any payments to be made to WP&Co. hereunder and under the related indemnification agreement referred to above shall be in U.S. dollars and shall be free of all withholding, stamp and other taxes and of all other governmental charges of any nature whatsoever.

     We are pleased to accept this engagement and look forward to acting as financial and strategic advisor to the Company. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter, which shall thereupon constitute a binding agreement between WP&Co. and the Company.

                                Very truly yours,

                                              WASSERSTEIN PERELLA & CO., INC.

                                              By: /s/W. Townsend Ziebold, Jr.
                                             ---------------------------------
                                              Name: W. Townsend Ziebold, Jr.
                                              Title: Managing Director

ACCEPTED AND AGREED TO:
ALLIANCE ENTERTAINMENT CORP.


By: /s/Timothy J. Dahltorp
     ---------------------------------------------
     Name: Timothy J. Dahltorp
     Title: Executive Vice President

August 15, 1996


Wasserstein Perella & Co., Inc.
31 West 52nd Street
New York, NY 10019

Gentlemen:

     In connection with your engagement as our financial advisor pursuant to a separate agreement between you and, us, we hereby agree to indemnify and hold harmless Wasserstein Perella & Co., Inc. ("WP&Co.") and its affiliates, their respective directors, officers, agents, employees and controlling persons, and each of their respective successors and assigns (collectively, the "indemnified persons"), to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by them which (A) are related to or arise out of (i) actions or alleged actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by us or (ii) actions or alleged actions taken or omitted to be taken by an indemnified person with our consent or in conformity with our actions or omissions or (B) are otherwise related to or arise out of WP&Co.'s activities under WP&Co.'s engagement. We will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to clause (B) of the preceding sentence which are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the person seeking indemnification hereunder. We also agree that no indemnified person shall have any liability to us for or in connection with such engagement or any transactions or conduct in connection therewith except for losses, claims, damages, liabilities or expenses incurred by us which are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of such indemnified person; provided, however, that in no event shall the indemnified persons' aggregate liability to us exceed the fees WP&Co. actually receives from us pursuant to its engagement referred to above, unless there is a final judicial determination of willful misconduct specified in this sentence.

     After receipt by an indemnified person of notice of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such person will notify us in writing of such complaint or of the commencement of such action or proceeding, but failure so to notify us will relieve us from any liability which we may have hereunder only if, and to the extent that such failure results in the forfeiture by us of substantial rights and defenses, and will not in any event relieve us from any other obligation or liability that we may have to any indemnified person otherwise than under this letter agreement. If we so elect or are requested by such indemnified person, we will assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to WP&Co. and the payment of the fees and disbursements of such counsel. In the event, however, such indemnified person reasonably determines in its judgment that having common counsel would present such counsel with a conflict of interest or if the defendants in, or targets of,


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any such action or  proceeding  include both an  indemnified  person and us, and such indemnified person reasonably concludes that there may be legal defenses available to it or other indemnified persons that are different from or in addition to those available to us, or if we fail to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to such indemnified person, in either case in a timely manner, then such indemnified person may employ separate counsel to represent or defend it in any such action or proceeding and we will pay the fees and disbursements of such counsel;
provided,   however,  that  we  will  not  be  required  to  pay  the  fees  and disbursements of more than one separate counsel (in addition to local counsel) for all indemnified persons in any jurisdiction in any single action or proceeding. In any action or proceeding the defense of which we assume, the indemnified person will have the right to participate in such litigation and to retain its own counsel at such indemnified person's own expense. We further agree that we will not, without the prior written consent of WP&Co., settle or compromise or consent to the entry of any judgement in any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not WP&Co. or any other indemnified person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of WP&Co. and each other indemnified person hereunder from all liability arising out of such claim, action, suit or proceeding.

     We agree that if any indemnification sought by an indemnified person pursuant to this letter agreement is held by a court to be unavailable for any reason other than as specified in the second sentence of the first paragraph of this letter agreement, then (whether or not WP&Co. is the indemnified person), we and WP&Co. will contribute to the losses, claims, damages, liabilities and expenses for which such indemnification is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to us, on the one hand, and WP&Co., on the other hand, in connection with WP&Co.'s engagement referred to above, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i), but also the relative fault of us, on the one hand, and WP&Co., on the other hand, as well as any other relevant equitable considerations; provided however, that in any event the aggregate contribution of all indemnified persons, including WP&Co., to all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder will not exceed the amount of fees actually received by WP&Co. from us pursuant to WP&Co.'s engagement referred to above. It is hereby agreed that for purposes of this paragraph, the relative benefits to us, on the one hand, and WP&Co., on the other hand, with respect to WP&Co.'s engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received by us or our stockholders, as the case may be, pursuant to the transaction, whether or not consummated, for which WP&Co. is engaged to render financial advisory services, bears to (ii) the fee paid or proposed to be paid to WP&Co. in connection with such engagement. It is agreed that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method which does not take into account the considerations referred to in this paragraph.

     We further agree that we will promptly reimburse WP&Co. and any other indemnified person hereunder for all expenses (including fees and disbursements of counsel) as they are incurred by WP&Co. or such other indemnified person in connection with investigating, preparing for or defending, or providing evidence in, any pending or threatened action, claim, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not WP&Co. or any other indemnified person is a party) and in enforcing this agreement.

     Our indemnity, contribution, reimbursement and other obligations under this letter agreement shall be in addition to any liability that we may otherwise have, at common law or otherwise, and shall be binding on our successors and assigns.

     Solely for purposes of enforcing this letter agreement, we hereby consent to personal jurisdiction, service and venue in any court in which any claim or proceeding which is subject to, or which may give rise to a claim for indemnification or contribution under, this letter agreement is brought against WP&Co. or any other indemnified person.

     This letter agreement shall be deemed made in New York. This letter agreement and all controversies arising from or relating to performance under this letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state's rules concerning conflicts of laws. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS LETTER AGREEMENT OR ANY ENGAGEMENT OF WP&CO. IS HEREBY WAIVED.

     The provisions of this letter agreement shall apply to the above-mentioned engagement, activities relating to the engagement occurring prior to the date hereof, and any subsequent modification of or amendment to such engagement, and shall remain in full force and effect following the completion or termination of WP&Co.'s engagement.

                                              Very   truly    yours,


                            ALLIANCE ENTERTAINMENT CORP.

                            By:/s/Timothy J. Dahltorp
                            ---------------------------------
                            Name: Timothy J. Dahltorp
                            Title: Executive Vice President




Accepted:


WASSERSTEIN PERELLA & CO., INC.



By:/s/W. Townsend Ziebold
      ----------------------------------------
      Name: W. Townsend Ziebold
      Title: Managing Director